EXHIBIT 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                    I, Carrie E. Carlander, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K (this “Report”) of Lifevantage Corporation (the “Registrant”); and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;
Date: October 28, 2009

/s/ Carrie E. Carlander
Carrie E. Carlander
Chief Financial Officer (Principal Financial Officer)